UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2023

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section B, 7th Floor,

Box 70381,

SE-107 24, Stockholm, Sweden

(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	ALV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 15, 2023, Autoliv, Inc. (the “Issuer”) issued EUR 500,000,000 of notes due March 15, 2028 (the “Notes”). The Notes have a coupon rate of 4.25% per annum, and the issue price of the Notes was 99.586% of the aggregate nominal amount of the Notes. The Notes were offered to third parties in denominations of EUR 100,000 and increments of EUR 1,000 above that. Autoliv ASP, Inc. (the “Guarantor”) is guarantor of all payments due in respect of the Notes. The net proceeds from the offering of the Notes will be used by the Issuer to fund new or existing projects that meet at least one of the Eligibility Criteria under its Sustainable Financing Framework.

The Notes were issued pursuant to the Pricing Supplement, dated March, 13, 2023 (the “Pricing Supplement”), which supplements the base listing particulars (the “Base Listing Particulars”) of the Issuer’s EUR 3,000,000,000 guaranteed medium term note programme dated February 17, 2023 (the “EMTN Programme”). Copies of the Pricing Supplement and the Base Listing Particulars are filed as Exhibits 1.1 and 4.1 to this Form 8-K, respectively, and are incorporated herein by reference.

The Notes were issued pursuant to the terms of: (i) the Programme Agreement, dated February 17, 2023, by and among the Issuer, the Guarantor and the dealers named therein (the “Programme Agreement”); and (ii) the Agency Agreement, dated February 22, 2022, by and among the Issuer, the Guarantor and the dealers named therein (the “Agency Agreement”). The Programme Agreement and the Agency Agreement contain customary terms and conditions. Copies of the Programme Agreement and the Agency Agreement are filed as Exhibits 4.2 and 4.3 to this Form 8-K, respectively, and are incorporated herein by reference.

Application has been made to The Irish Stock Exchange plc trading as Euronext Dublin for the Notes to be admitted to the official list of Euronext Dublin and to trading on the Global Exchange Market of Euronext Dublin.

The Notes were issued pursuant to Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and have not been and will not be registered under the Securities Act. The Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirements under the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, including the Notes or any other securities of the Issuer or the Guarantor.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1*	Pricing Supplement, dated March, 13, 2023, of the EUR 500,000,000 of notes due 15 March 2028 issued by Autoliv, Inc.

4.1*	Base Listing Particulars, dated February 17, 2023.

4.2*	Programme Agreement, dated February 17, 2023, by and among Autoliv, Inc., Autoliv ASP, Inc. and the dealers named therein.

4.3*	Agency Agreement, dated February 22, 2022, by and among Autoliv, Inc., Autoliv ASP, Inc. and the dealers named therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(*)	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Anthony J. Nellis
Name:	Anthony J. Nellis
Title:	Executive Vice President, Legal Affairs, General Counsel and Secretary

Date: March 16, 2023